Exhibit 99.1

Contact:	Andy Albert/John Patenaude Nashua Corporation 847-318-1710/603-880-2145	Judy Brennan/Rich Coyle Citigate Sard Verbinnen 212-687-8080

NASHUA SECOND QUARTER 2004 RESULTS SHOW
SIGNIFICANT EARNINGS IMPROVEMENT

     NASHUA, N.H., July 28, 2004 — Nashua Corporation (NYSE: NSH), a manufacturer and marketer of labels, thermal specialty papers and imaging products, today announced financial results for the second quarter ended July 2, 2004.

Net sales for the second quarter of 2004 were $72.6 million, compared to $72.4 million for the second quarter of 2003. Gross margin for the second quarter of this year was $13.6 million, or 18.7%, compared to $13.4 million, or 18.5%, for the second quarter of 2003. Nashua reported pretax income of $1.5 million in the second quarter of 2004 compared to $0.2 million in the second quarter of 2003. Net income was $0.9 million in the second quarter of 2004, or $0.16 per share, compared to $0.1 million, or $0.02 per share, in the second quarter of 2003. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $3.8 million for the second quarter of 2004 and $2.5 million for the second quarter of 2003.

For the six months ended July 2, 2004, Nashua reported net sales of $143.9 million, compared to $139.6 million in the first half of 2003. Gross margin for the first half of 2004 was $27.6 million, or 19.2%, compared to $26.0 million, or 18.6%, for the first half of 2003. Pretax income for the first six months of 2004 was $3.0 million, compared to $0.5 million in the first half of 2003. The Company reported net income of $1.9 million, or $0.31 per share, in the first half of 2004, compared to $0.3 million, or $0.05 per share, for the first half of 2003. EBITDA was $7.6 million for the first half of 2004 and $5.0 million for the first half of 2003.

Commenting on the Company’s second quarter performance, Andrew Albert, Chairman, President and Chief Executive Officer of Nashua, said, “We are pleased with the significant increase in both pretax and net income for the second quarter and six months compared to a year ago. Modest top line growth, stable margins and reduced costs were the major contributors to the healthy improvement we have seen in our business thus far this year.”

Albert added that, “Nashua is continuing to deliver products and services of high quality to our customers, and developing and exploiting new technologies that reduce our costs and make it easier for our customers to do business with us. We plan to continue along the path that has enabled us to deliver profitable growth and operate using a disciplined approach to business and an ongoing focus on cost containment. We also plan to continue to make prudent investments in new businesses that will increase plant utilization and broaden our offerings portfolio, and in technology that will help to both lower our cost structure and enhance our customer relationships.”

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Business Segment Highlights

Nashua’s Label segment, which prints and converts product for the grocery, food service, retail, transportation, entertainment and general industrial markets, reported sales for the second quarter of 2004 of $26.0 million, gross margin of $4.8 million, or 18.4%, and pretax income of $2.0 million. Sales for the second quarter of 2003 were $25.9 million, gross margin was $3.9 million, or 15.0%, and pretax income was $1.1 million.

“Second quarter Label sales were flat compared to the second quarter of 2003 while margins increased significantly by 3.4 percentage points and expenses declined. For the first six months of 2004, Label’s pretax profit improved considerably fueled by top line growth, improved margins and reduced expenses,” said Albert.

“Label continues its successful strategy of delivering non-commodity, higher-margin products and services to customers that differentiate Nashua in the marketplace. Equipment additions and upgrades, coupled with thermal paper developed with our Specialty Coated operation, have successfully enhanced our capability and lowered production costs. Information technology investments have both enhanced customer service and established a lower cost platform for our label business. We plan to continue Label’s efforts on these paths that have successfully combated competitive industry conditions.”

Nashua’s Specialty Paper segment, which includes the paper coating and converting operations, produces a wide range of applications for labeling, packaging, ticketing and point of sale transactions as well as carbonless papers and thermal, dry gum and heal-seal products for use in the transportation, retail, gaming, shipping and delivery, entertainment, medical and distribution industries. Specialty Paper reported sales of $42.1 million in the second quarter of 2004 compared to $42.8 million in the second quarter of 2003. Gross margin for the second quarter of 2004 was $8.0 million, or 19.0%, compared to $8.5 million, or 19.9%, for the second quarter of 2003. Pretax income for the second quarter of 2003 and 2004 was $1.7 million.

Albert stated, “Specialty Paper’s three and six month performance reflects steady sales and margins, and a strong gain in six month pretax profitability, which was driven by a lower cost structure. Increased sales of wide-format products used in the architectural and engineering industries and of thermal paper used in point-of-sale (POS) equipment offset declines in our more mature product lines and from the absence of revenues from the non-strategic cut-sheet business, which was sold at the end of the third quarter last year.”

Commenting on conditions in the paper industry Albert said, “After years of weakness due to oversupply, paper industry conditions have improved. Increased demand, a strong euro and the closure of inefficient paper machines have changed market dynamics and paper prices are increasing. While this is a positive development overall, it can have a short-term negative impact on our gross margin as supplier paper prices tend to increase faster than Nashua’s ability to pass price increases along. This was the case in the second quarter as margins in our Specialty Paper business – including those in our wide-format and thermal product lines — were adversely impacted by rising raw material costs even as the lower cost structure within our coating operations helped lower this business unit’s SG&A expenses.”

Albert noted, “Improved demand and rising paper prices historically have created a favorable situation for Nashua. In the current environment in which raw paper prices are rising, our strategy is to avoid business opportunities with unacceptable margins even if there is an adverse short-term sales impact.

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Our focus will remain on replacing such marginal opportunities with more profitable business. As the year progresses, Specialty Paper is emphasizing new thermal coating applications, continued sales and profit growth in the wide-format product line and gains in value added security and other printed products. Cost containment efforts will continue.”

Nashua’s Imaging Supplies, or Toner, segment reported sales for the second quarter of 2004 of $5.7 million compared to $5.6 million for the second quarter of 2003. Gross margin for the second quarter was $0.9 million, or 14.9%, compared to $1.0 million, or 17.8%, in the second quarter of 2003. Toner reported a pretax loss in the second quarter of 2004 of $0.1 million compared to a pretax loss of $0.1 million for the second quarter of 2003.

“Toner’s performance for the quarter was essentially flat compared to the second quarter of 2003,” noted Albert. “While sales increased slightly above last year’s quarterly total, the sales mix was skewed toward lower margin toner offerings than was the case a year ago, contributing to a slight loss for this business segment. Toner’s second half will be largely determined by five new product introductions that already have occurred, but did not significantly contribute to second quarter results.”

In reviewing Nashua’s first six months, Albert stated, “The overall healthy performance improvement thus far this year delivers on the goals and strategies presented in our recent annual report and in prior earnings reports. Nashua is successfully managing legacy issues and has rationalized and streamlined businesses, pursued new, higher-margin opportunities, exited more mature businesses, and utilized information technology to reduce costs and strengthen our relationship with customers. While we achieved top line growth, improved margins and reduced expenses leading to significantly improved earnings and a 50% higher EBITDA, our management recognizes that continual and consistent improvement is critical to further growth in shareholder value.”

Guidance

In discussing the expectations for the remainder of 2004, Albert said, “If we achieve annual sales in the range between $290 million and $300 million, we now expect net income for the year 2004 to be between $4.1 million, or $.68 per share, and $4.5 million, or $.75 per share. This guidance assumes a continual moderate improvement in industry conditions. A change in the market outlook could cause Nashua to alter its forecast.”

Use of Non-GAAP Measures

EBITDA is presented as supplemental information that management of Nashua believes may be useful to some investors in evaluating the Company because it is widely used as a measure of evaluating a company’s operating performance, as well as to evaluate its operating cash flow. EBITDA is used by management in the computation of ratios utilized for financing purposes and for planning and forecasting in future periods. EBITDA is calculated by adding net interest expense, income tax expense, depreciation and amortization back into net income. EBITDA should not be considered a substitute either for net income, as an indicator of Nashua’s operating performance, or for cash flow, as a measure of Nashua’s liquidity. In addition, because all companies may not calculate EBITDA in exactly the same manner, the presentation here may not be comparable to other similarly titled measures of other companies.

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About Nashua

Nashua Corporation manufactures and markets a wide variety of specialty imaging products and services to industrial and commercial customers to meet various print application needs. The Company’s products include thermal coated papers, pressure-sensitive labels, copier papers, bond, point of sale, ATM and wide format papers, entertainment tickets, as well as toners, developers, and ribbons for use in imaging devices. Additional information about Nashua Corporation can be found at www.nashua.com.

Forward-looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including earnings, revenue, future growth, gross margin, cost containment and profitability projections. When used in this press release, the words “plan,” “should,” “will,” “expects,” “anticipates,” “predict” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company’s future capital needs and resources, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and profitability, general economic and industry conditions, the settlement of various tax issues, and other risks set forth in the Company’s filings with the Securities and Exchange Commission, and the information set forth herein should be read in light of such risks. In addition, any forward-looking statements represent the Company’s estimates only as of the date of this press release and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its estimates change.

Second Quarter 2004 Earnings Results

NASHUA CORPORATION SUMMARY RESULTS OF OPERATIONS

Periods ended July 2 and June 27, respectively	Three Months		Six Months
In thousands, except per share amounts (Unaudited)	2004	2003	2004	2003

Net sales	$72,625	$72,431	$143,857	$139,624
Cost of products sold	59,012	59,010	116,299	113,605

Gross margin	$13,613	$13,421	$27,558	$26,019
Gross margin %	18.7%	18.5%	19.2%	18.6%
Selling, distribution and administrative expenses	11,123	12,158	22,539	23,495
Research	502	607	1,056	1,316
Loss from equity investment	160	118	299	140
Interest expense, net	318	340	632	629
Net gain on curtailment of post-retirement plans	—	—	—	(47)

Income before income taxes	1,510	198	3,032	486
Income tax provision	569	80	1,160	192

Net income	$941	$118	$1,872	$294

Basic earnings per share:

Net income per common share	$0.16	$0.02	$0.31	$0.05

Average common shares	6,003	5,862	5,980	5,845

Diluted earnings per share:

Net income per common share assuming dilution	$0.15	$0.02	$0.31	$0.05

Average common and potential common shares	6,111	6,003	6,091	5,983

Second Quarter 2004 Earnings Results
NASHUA CORPORATION CONDENSED CONSOLIDATED BALANCE SHEET
	(Unaudited)
	July 2	December 31
Dollars in thousands	2004	2003
Assets
Cash and cash equivalents	$1,709	$1,183
Accounts receivable	33,351	31,665
Inventories	24,633	22,735
Other current assets	4,723	5,205

Total current assets	64,416	60,788
Plant and equipment, net	38,886	40,777
Goodwill, net of amortization	31,516	31,471
Intangibles, net of amortization	1,613	1,781
Other assets	16,217	16,859

Total assets	$152,648	$1,676

Liabilities and Shareholders’ Equity
Accounts payable	$17,617	$20,474
Accrued expenses	12,738	14,368
Current maturities of long-term debt	3,400	3,400
Current maturities of notes payable	250	250

Total current liabilities	34,005	38,492
Long-term debt	26,950	24,200
Notes payable	710	960
Other long-term liabilities	27,135	26,827

Total long-term liabilities	54,795	51,987
Common stock and additional capital	21,197	20,418
Retained earnings	55,349	53,477
Accumulated other comprehensive loss:
Minimum pension liability adjustment(a)	(12,698)	(12,698)

Total shareholders’ equity	63,848	61,197

Total liabilities and shareholders’ equity	$152,648	$151,676

(a) Our minimum pension liability adjustment represents an increase in our minimum pension liability resulting from a decline in the fair market values of equities held by company-sponsored pension plans.

Second Quarter 2004 Earnings Results

NASHUA CORPORATION
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
TAXES, DEPRECIATION AND AMORTIZATION

Periods ended July 2 and June 27, respectively	Three Months		Six Months
In thousands (Unaudited)	2004	2003	2004	2003
Net income	$941	$118	$1,872	$294
Add back:
Interest expense, net	318	340	632	629
Income tax provision	569	80	1,160	192
Depreciation on fixed assets	1,829	1,858	3,673	3,680
Amortization of intangible assets	103	117	216	242

Earnings before interest, taxes, depreciation and amortization	$3,760	$2,513	$7,553	$5,037

Second Quarter 2004 Earnings Results

NASHUA CORPORATION SELECTED FINANCIAL DATA
Periods ended July 2 and June 27, respectively	Three Months		Six Months
Dollars in thousands (Unaudited)	2004	2003	2004	2003
NET SALES
Label Products	$25,992	$25,857	$51,765	$49,082
Specialty Paper Products	42,117	42,849	82,405	81,640
Imaging Supplies	5,721	5,642	$12,172	11,684
Reconciling Items:
Eliminations	(1,205)	(1,917)	(2,485)	(2,784)
Other(a)	—	—	—	2

Net sales	$72,625	$72,431	$143,857	$139,624

PRETAX INCOME
Label Products	$1,983	$1,110	$3,921	$2,575
Specialty Paper Products	1,699	1,677	3,367	2,293
Imaging Supplies	(129)	(76)	17	(18)
Reconciling Items:
Other income (loss)(a)	(10)	(1)	(21)	(1)
Unallocated corporate expenses	(1,715)	(2,172)	(3,620)	(3,781)
Interest expense, net	(318)	(340)	(632)	(629)
Net gain on curtailment of post-retirement plans	—	—	—	47
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Total pretax income	$1,510	$198	$3,032	$486

DEPRECIATION AND AMORTIZATION
Label Products	$627	$601	$1,238	$1,187
Specialty Paper Products	874	938	1,781	1,872
Imaging Supplies	333	341	677	698
Reconciling Item:
Corporate	98	95	193	165

Total Depreciation and Amortization	$1,932	$1,975	$3,889	$3,922

INVESTMENT IN PLANT AND EQUIPMENT
Label Products	$359	$681	$618	$1,235
Specialty Paper Products	523	261	912	493
Imaging Supplies	58	42	135	163
Reconciling Item:
Corporate	39	212	132	400

Total Investment in plant and equipment	$979	$1,196	$1,797	$2,291

(a)	Represents other operating activity which falls below the quantitative threshold for a reportable segment.